EXHIBIT 99

 The Middleby Corporation Repurchases Shares from the Whitman Family;
  William F. Whitman, Jr. to Retire as Chairman and Selim A. Bassoul
               to Assume the Additional Post of Chairman

    ELGIN, Ill.--(BUSINESS WIRE)--Dec. 23, 2004--The Middleby Corporation (NASDAQ:MIDD) (the "Company" or "Middleby") announced today that it has repurchased 1,808,774 shares of its common stock and 271,000 options from William F. Whitman, Jr., the Chairman of the Company's board of directors, members of his family and trusts controlled by his family (collectively, the "Whitmans") in a private transaction for a total aggregate purchase price of $83,974,578 in cash. The repurchased shares represented approximately 19.6% of the Company's 9,251,474 outstanding shares and were repurchased at a price of $42 per share, which represents a 12.8% discount to the closing market price of $48.19 of the Company's common stock on December 23, 2004 and a 21.7% discount from the $53.64 average closing price over the thirty trading days prior to the repurchase. The options were purchased at a price equal to the difference between $42 and the exercise price of the option.
    The Company financed the share repurchase with borrowings under a $160 million senior bank facility that was established in connection with this transaction. The newly established senior bank facility provides for $70 million in term loan borrowings and $90 million of borrowing availability under a revolving credit facility. As of December 23, 2004 the Company had $123.3 million of total outstanding debt, after giving effect to the borrowings incurred to fund the share repurchase, and expects to fund approximately $8 million of additional costs related to the transaction.
    William F. Whitman, Jr., who will turn 65 in February, has retired from his post as Chairman of the Board after 26 years. In addition, Laura B. Whitman, W. Fifield Whitman, and Robert R. Henry have resigned as Directors of the Company.
    The transaction was negotiated and approved by a special committee of the Company's board of directors consisting of all of its independent directors. The special committee retained independent legal and financial advisors to assist in the evaluation and negotiation of the transaction. Lehman Brothers Inc., the independent financial advisor to the special committee, rendered a fairness opinion to the special committee stating that, from a financial point of view, the consideration being paid by the Company to the Whitmans in the stock repurchase transaction is fair to the Company.
    The Company expects the repurchase of shares, which reduces the number of outstanding shares of the Company to approximately 7.4 million, to be accretive to the Company's 2005 earnings per share. For financial reporting purposes, in the fourth quarter of 2004, the Company expects to record a pretax charge in the range of $13 to $16 million, which will include $8.0 million associated with the repurchase of stock options from the Whitmans that will be reflected as compensation expense for financial reporting purposes, $1.2 million associated with the write-off of deferred financing costs related to the Company's previous bank facility that was refinanced as a result of the transaction, an estimated $3.0 million of expense associated with a pension settlement for William F. Whitman Jr., an estimated $2.5 million of the investment banking and legal fees, and various other costs associated with the transaction. These charges are anticipated to be deductible for tax purposes.
    In addition, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission to permit the Whitmans to sell their remaining 1,849,218 shares of the Company's common stock pursuant to a registered underwritten public offering.
    The Company also announced that it has entered into a new seven-year employment agreement with Selim A. Bassoul under which he will serve as the new Chairman of the board of directors and will continue to serve as President and Chief Executive Officer of the Company. The employment agreement was approved by all of the independent directors on the Company's board, including all of the members of the Company's Compensation Committee. The key members of the management team will remain and continue to serve the Company in their existing capacities.
    Don Lummus, Chairman of Middleby's special committee commented, "The Company was pleased to repurchase these shares from the Whitman family. This transaction provided us with the opportunity to repurchase our stock at a significant discount to market value, while allowing the Whitman family to liquidate a large block of stock in an orderly fashion. Our healthy balance sheet and strong cash flows have enabled us to fund this transaction entirely with senior bank debt, while providing for financial flexibility to invest and to continue to grow our business. We believe that the repurchase of our shares at this price will provide a sound long-term return to our shareholders."
    Mr. Lummus continued, "The Company will also assist the Whitmans in the sale of their remaining shares in an underwritten offering, which will increase the number of shares available to the public."
    The Company will file a Current Report on Form 8-K reporting the transaction, to which a copy of the stock repurchase agreement, the amended and restated credit facility and new employment agreement with Mr. Bassoul will be filed as exhibits. The description of these agreements contained in this press release is qualified in its entirety by reference to the terms of such agreements.
    A conference call will be held at 10:30 a.m. Eastern time on Wednesday, December 29 and can be accessed by dialing (800) 367-5339 and providing conference code 3103057. A webcast of the conference call can be accessed through investor services at www.middleby.com. A replay of the call will be available approximately two hours after its completion and can be accessed by calling (800) 642-1687 and providing code 3103057. A transcript of the call will be posted on the Company's website.

    Statements in this press release or otherwise attributable to the Company regarding the Company's business which are not historical fact are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the Company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the Company's SEC filings.
    This press release shall not constitute an offer of securities or the solicitation of an offer to purchase securities. Any offer will be made only by the prospectus to be included in the registration statement after it has become effective or pursuant to an exemption from the registration requirements of the federal securities laws. This press release is being issued pursuant to and in accordance with Rule 135 under the U.S. Securities Act of 1933, as amended.

    The Middleby Corporation is a global leader in the foodservice equipment industry. The company develops, manufactures, markets and services a broad line of equipment used for cooking and food preparation in commercial and institutional kitchens and restaurants throughout the world. The company's leading equipment brands include Blodgett(R), Blodgett Combi(R), Blodgett Range(R), CTX(R), MagiKitch'n(R), Middleby Marshall(R), Pitco Frialator(R), Southbend(R), and Toastmaster(R). Middleby's international subsidiary, Middleby Worldwide, is a leading exporter and distributor of foodservice equipment in the global marketplace. Middleby's international manufacturing subsidiary, Middleby Philippines Corporation, is a leading supplier of specialty equipment in the Asian markets.
    For further information about Middleby, visit www.middleby.com.

    CONTACT: The Middleby Corporation
             Darcy Bretz, 847-429-7756
             or
             Timothy FitzGerald, 847-429-7744